SELECTED FINANCIAL DATA                       U S WEST MEDIA GROUP
(UNAUDITED)

                                        Quarter Ended
                                          March 31,     %    %Chg
Dollars in millions                   1998     1997  Change  Norm
------------------------------       ------------------------------
Consolidated Revenues
  Cable & broadband
    Domestic                        $   619 $    552   12.1
    International                         5        4   25.0
  Corporate                               7        7    -
  Other                                   -       22    -
                                    ------------------
      Operations post-split (1)         631      585    7.9    11.7

  Domestic wireless                     341      335    1.8
  Domestic directories (Dex)            307      287    7.0
                                    ------------------
      Other businesses                  648      622    4.2
                                    ------------------
      Total                         $ 1,279 $  1,207    6.0
                                    ==================

Consolidated Operating Cash Flow (2)
  Cable & broadband
    Domestic                        $   240 $    225    6.7
    International                         -       (2)   -
  International wireless                 (2)      (2)   -
  Corporate                             (26)     (12)   -
  Other                                  (3)      (7) (57.1)
                                    ------------------
      Operations post-split (1)         209      202    3.5    0.5

  Domestic wireless                     138      137    0.7
  Domestic directories (Dex)            154      142    8.5
                                    ------------------
      Other businesses                  292      279    4.7
                                    ------------------
      Total                         $   501 $    481    4.2
                                    ==================

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